First Citizens BancShares, Inc. Second Quarter 2025 Earnings Conference Call July 25, 2025

2 Agenda Pages Section I – Second Quarter Overview & Strategic Priorities 4 – 6 Section II – Second Quarter 2025 Financial Results 7 – 26 Financial Highlights 8 – 9 Earnings Highlights 10 Net interest income, margin and betas 11 – 13 Noninterest income and expense 14 – 15 Balance Sheet Highlights 16 Loans and Leases 17 – 18 Deposits 19 – 20 SVB Commercial Segment Trends 21 Funding Mix 22 Credit Quality Trends and Allowance 23 – 24 Capital & Share Repurchase Plan Update 25 – 26 Section III – Financial Outlook 27 – 28 Section IV – Appendix 29 – 46 Section V – Non-GAAP Reconciliations 47 – 56

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs or trade barriers on trading partners), political (including the makeup of the U.S. Congress and Trump administration), geopolitical events (including conflicts in Ukraine and the Middle East), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws (including the 2025 U.S. budget reconciliation legislation), regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. and the previously completed merger with CIT Group Inc., or any future transactions. BancShares’ share repurchase program (“share repurchase program”, “share repurchase plan” or “SRP”) announced in 2024 allows BancShares to repurchase shares of its Class A common stock through 2025. After the completion of maximum repurchases under the 2024 SRP, BancShares’ SRP announced in 2025 allows BancShares to repurchase shares of its Class A common stock through 2026. BancShares is not obligated under the 2024 SRP or the 2025 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorizations to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2024 SRP or the 2025 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”) and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. Segment Reclassifications BancShares modified its segment reporting during the first quarter of 2025 as we transferred certain components from the SVB Commercial and General Bank segments to the Commercial Bank segment and modified our segment expense allocation methodology. The segment reporting updates did not result in the addition or removal of any of our existing segments at December 31, 2024, and the global fund banking and investor dependent loan portfolios, as well as a substantial portion of the innovation commercial and industrial (“innovation C&I”) and cash flow dependent loan portfolios, remain in the SVB Commercial segment. Segment disclosures for 2024 periods included in this presentation were recast to conform with the above described segment reporting changes. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Class Reclassifications During the second quarter of 2025, the loan classes which were reported in the SVB portfolio in the 2024 Form 10-K, were recast to the Commercial portfolio (the “2025 Loan Class Changes”) as summarized below. • Global fund banking remained a separate loan class, but is reported as a component of the Commercial portfolio. • Investor dependent–early stage and investor dependent–growth stage were combined into a single investor dependent loan class, which is reported as a component of the Commercial portfolio. • Cash flow dependent and innovation C&I was combined with the commercial and industrial loan class, which is reported as a component of the Commercial portfolio. Loan and leases for all periods presented in this presentation were recast to reflect the 2025 Loan Class Changes. The segment information in this presentation was not recast as a result of the 2025 Loan Class Changes because the composition of reportable segments is separate and distinct from the identification of loan classes. Important Notices

Second Quarter Overview & Strategic Priorities Section I

5 Second Quarter 2025 Snapshot Key Highlights: ■ Delivered solid financial results driven by PPNR (1) growth and positive credit performance. ■ Capital and liquidity positions remained strong, with the CET1 ratio (2) ending the quarter at 12.12% and total liquid assets of $63.6 billion. ■ Repurchased $613 million in Class A common shares in the second quarter, bringing total repurchases since plan inception to $3.1 billion (11.50% of Class A common). (3) ■ On July 25th, we announced a $4.0 billion share repurchase plan to begin upon completion of the current plan. ■ Strengthened our leadership and governance with the appointment of Diane Morais to our board effective July 2025. Financial Results: Adjusted EPS (1) $44.78 Adjusted ROE / ROA (1) 11.00% / 1.07% NIM 3.26% Adjusted Efficiency Ratio (1) 57.92% Loan / Deposit Change (4) (0.1)% / 0.4% CET1 Ratio (2) 12.12% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings. (3) Total repurchases since inception of the 2024 share repurchase plan include repurchases through July 22, 2025. Refer to Share Repurchase Plan Update slide for additional details. (4) Loan and deposit growth percentages are current quarter over linked quarter using period end balances. Data highlighted in yellow to be provided in subsequent draft. Please do not review Craig - Do we want to highlight growth at all here since it wasn’t a positive story? We don’t have it in for now but traditionally have a bullet on this page re loans/deposits.

6 2025 Strategic Priorities • Expand and grow our capabilities and products while harnessing the scale of the enterprise and maintaining a client- first focus. Client Focus • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Talent & Culture • Enhance processes and systems to reduce organizational complexity and maximize productivity. Operational Efficiency • Manage our balance sheet prudently to optimize our funding and liquidity profile while driving core deposit growth and enhancing returns. Balance Sheet Optimization Risk Management

Second Quarter 2025 Financial Results Section II

8 2Q25 Financial Results - Takeaways EPS, ROE and ROA results exceeded our expectations. 1 Continued to return capital to shareholders through the repurchase of $613 million in Class A common shares in the second quarter and in July announced an additional share repurchase plan of up to $4.0 billion to begin upon the completion of the current plan. 7 Credit quality remained stable, with the NCO ratio declining 8 basis points from the linked quarter and finishing below our guidance range. 6 Net interest income grew during the quarter and headline NIM was stable. NIM, ex PAA(1) expanded by 2 basis points driven primarily by lower deposit costs. 2 Achieved the lower end of our noninterest expense guidance despite continued investments to position us for long-term growth. 3 Deposits grew by $610 million or 0.4% from the linked quarter, driven primarily by growth in the Direct Bank. 5 While NII declined during the quarter as anticipated, it was aligned with our expectations. 1 Continued to maintain strong CET1 ratio while repurchasing $613 million in Class A common shares during 2Q25, bringing total repurchases since plan inception to $3.1 billion. 7 Credit quality remained stable, with no emerging problems outside of pressure points previously disclosed in the investor dependent, general office, and equipment finance portfolios. 6 Delivered solid noninterest income performance driven primarily by our Rail and commercial banking segments. 2 Continued to invest in talent, technology and risk infrastructure while realizing the lower end of our noninterest expense guidance. 3 Deposits grew by $0.6 billion or by 0.4% over the linked quarter exceeding our guidance, driven by growth in all of our operating segments. 5 Achieved broad-based loan growth in all of our operating segments, with balances up $0.1 billion or by -0.1% over the linked quarter. 4Loans declined modestly from the linked quarter as growth in the General and Commercial Banks was offset by a decline in SVB Commercial. 4 Craig - Initial draft here for consideration. Note that our intent here is to balance how positive we are on the beat to guidance while acknowledging lower than expected growth but also highlighting where we were successful this quarter. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

9 2Q25 1Q25 2Q24 EPS (basic and diluted) $ 42.36 $ 44.78 $ 34.47 $ 37.79 $ 47.54 $ 50.87 ROE 10.41% 11.00% 8.79% 9.64% 13.13% 14.05 % ROTCE (non-GAAP) 10.69 11.30 9.04 9.91 13.53 14.48 ROA 1.01 1.07 0.87 0.95 1.30 1.39 PPNR ROA (non-GAAP) 1.54 1.64 1.45 1.56 1.97 2.08 NIM 3.26 3.26 3.26 3.26 3.64 3.64 NIM, ex PAA (non-GAAP) 3.14 3.14 3.12 3.12 3.36 3.36 Net charge-off ratio 0.33 0.33 0.41 0.41 0.38 0.38 Efficiency ratio 63.22 57.92 64.97 59.62 56.36 50.77 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

10

Quarterly Earnings Highlights

($ in millions)

Reported	2Q25	1Q25	2Q24	2Q25 vs 1Q25 $	2Q25 vs 1Q25 %	2Q25 vs 2Q24 $	2Q25 vs 2Q24 %
				Increase (decrease)			
Net interest income	$ 1,695	$ 1,663	$ 1,821	$ 32	2.0 %	$ (126)	(6.9)%
Noninterest income	678	635	639	43	6.7	39	6.2
Net revenue	**2,373**	**2,298**	**2,460**	**75**	**3.3**	**(87)**	**(3.5)**
Noninterest expense	1,500	1,493	1,386	7	0.5	114	8.3
Pre-provision net revenue [1]	**873**	**805**	**1,074**	**68**	**8.4**	**(201)**	**(18.7)**
Provision for credit losses	115	154	95	(39)	(25.7)	20	21.0
Income before income taxes	**758**	**651**	**979**	**107**	**16.6**	**(221)**	**(22.5)**
Income tax expense	183	168	272	15	8.9	(89)	(32.7)
Net income	**575**	**483**	**707**	**92**	**19.2**	**(132)**	**(18.6)**
Preferred stock dividends	14	15	16	(1)	(0.3)	(2)	(7.1)
Net income available to common stockholders	**$ 561**	**$ 468**	**$ 691**	**$ 93**	**19.8 %**	**$ (130)**	**(18.9)%**

Adjustments for notable items	2Q25	1Q25	2Q24
Noninterest income	$ (165)	$ (156)	$ (160)
Noninterest expense	(221)	(216)	(218)
Income tax expense	24	15	10

Adjusted (Non-GAAP) [1]	2Q25	1Q25	2Q24	2Q25 vs 1Q25 $	2Q25 vs 1Q25 %	2Q25 vs 2Q24 $	2Q25 vs 2Q24 %
				Increase (decrease)			
Net interest income	$ 1,695	$ 1,663	$ 1,821	$ 32	2.0 %	$ (126)	(6.9)%
Noninterest income	513	479	479	34	7.2	34	7.2
Net revenue	**2,208**	**2,142**	**2,300**	**66**	**3.1**	**(92)**	**(4.0)**
Noninterest expense	1,279	1,277	1,168	2	0.2	111	9.6
Pre-provision net revenue [1]	**929**	**865**	**1,132**	**64**	**7.5**	**(203)**	**(17.9)**
Provision for credit losses	115	154	95	(39)	(25.7)	20	21.0
Income before income taxes	**814**	**711**	**1,037**	**103**	**14.7**	**(223)**	**(21.4)**
Income tax expense	207	183	282	24	13.6	(75)	(26.5)
Net income	**607**	**528**	**755**	**79**	**15.1**	**(148)**	**(19.6)**
Preferred stock dividends	14	15	16	(1)	(0.3)	(2)	(7.1)
Net income available to common stockholders	**$ 593**	**$ 513**	**$ 739**	**$ 80**	**15.5 %**	**$ (146)**	**(19.8)%**

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

11 $1,681 $1,695 $1,627 $1,588 $1,629 3.36% 3.33% 3.16% 3.12% 3.14% NII, ex PAA (Non-GAAP) NIM, ex PAA (Non-GAAP) 2Q24 3Q24 4Q24 1Q25 2Q25 $1,821 $1,796 $1,709 $1,663 $1,695 3.64% 3.53% 3.32% 3.26% 3.26% NII NIM 2Q24 3Q24 4Q24 1Q25 2Q25 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $32 million & 0 bps Net interest income and margin ($ in millions) $41 million & 2 bps 2Q25 vs 1Q25 Net interest income increased by $32 million due to a $50 million increase in interest income, partially offset by an $18 million increase in interest expense. The significant components of the changes follow: • $43 million increase in interest income (ex PAA) on loans (1) due to a higher day count and a higher average balance, • $11 million increase in interest income on overnight investments due to a higher average balance and a higher day count, and • $5 million increase in interest income on investment securities primarily due to a higher average balance and a higher day count; partially offset by • $17 million increase in interest expense on borrowings due to a higher average balance and a higher rate paid, and • $9 million decrease in PAA. NIM of 3.26% unchanged quarter-over-quarter. NIM, ex PAA (1) expanded by 2 basis points from 3.12% to 3.14%. See the following page for a rollforward of NIM between 1Q25 and 2Q25. 2Q25 vs 2Q24 Net interest income declined by $126 million due to a $185 million decrease in interest income, partially offset by a $59 million decrease in interest expense. The significant components of the changes follow: • $122 million decrease in interest income on overnight investments due to a lower average balance and yield, • $82 million decrease in interest income (ex PAA) on loans (1) due to a lower yield, partially offset by a higher average balance, • $74 million decrease in PAA, and • $22 million increase in interest expense on borrowings due to a higher yield and average balance; partially offset by • $89 million increase in interest income on investment securities due to a higher average balance and a higher rate paid, and • $81 million decrease in interest expense on deposits due to a lower rate paid, partially offset by a higher average balance. NIM contracted 38 basis points from 3.64% to 3.26%. NIM, ex PAA (1) contracted by 22 basis points from 3.36% to 3.14%. See the following page for a rollforward of NIM between 2Q24 and 2Q25. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (1) (1) 2Q25 vs 1Q25 Net interest income increased by $32 million due to a $50 million increase in interest income, partially offset by a $18 million increase in interest expense. The significant components of the changes follow: • $43 million increase in interest income (ex PAA) on loans due to a higher day count, a higher average balance and a higher yield, • $11 million increase in interest income on overnight investments due to a higher average balance and yield, and • $5 million increase in interest income on investment securities primarily due to a higher average balance; partially offset by • $17 million increase in interest expense on borrowings due to a higher average balance, • $9 million decrease in PAA, and • $1 million increase in interest expense on deposits due to a higher average balance, partially offset by a lower rate paid. NIM contracted by 0 basis points from 3.26% to 3.26%. NIM, ex PAA expanded by 2 basis points from 3.12% to 3.14%. See the following page for a rollforward of NIM between 1Q25 and 2Q25. Craig - We included the day count impact in overnight investments and investment securities as requested but have left off of borrowings as this had an immaterial impact (see Responses file for more information). Note that day count accounts for ~50% of the loan income change and more like 25% for overnights and investment securities.

12 3.64% 0.29% 0.04% (0.32)% (0.14)% (0.11)% (0.06)% (0.06)% (0.02)% 3.26% 2Q24 Deposit rate Investment yield Loan yield PAA Yield on FFS Deposit volume Earning asset mix Debt rate / volume 2Q25 2Q24 to 2Q25 (-38 bps) NIM Rollforward 3.26% 0.04% 0.01% (0.03)% (0.02)% 3.26% 1Q25 Deposit rate Loan yield Debt rate / volume PAA 2Q25 1Q25 to 2Q25 (unchanged) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. Option 2 - Aggregated the earning asset mix and/or yield together similar to the approach taken last quarter. 1Q25 to 2Q25 (0 bps)

13 Deposit Betas Highlights • Our total cumulative deposit beta peaked in August prior to the September rate cuts. • Longer term, we expect down-cycle deposit betas to be in the 35%-45% range, including 50%-60% for interest-bearing non-maturity deposits. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 20 to 30% beta on Branch Network commercial money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0 to 20% beta on total noninterest bearing deposits and Branch Network consumer money market accounts, checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 47% 12% 20% 34% 39% 31% 46% 53% 58% 61% 63% 64% 16% 26% 49% 56% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 - Jul/ Aug 3Q24 - Sep 4Q24 1Q25 2Q25 Up Cycle Down Cycle Terminal beta 2.46% 2.32% 2.27% Rate paid on deposits 2.64% 41% 43% 42% 42% 42% 59% 57% 58% 58% 58% Mid/higher beta categories Lower beta categories 2Q24 3Q24 4Q24 1Q25 2Q25 Total Deposits Actual cumulative beta Actual cumulative beta IBD Deposit beta data commentary remains under review Option 2 - Removed the forecast beta from the top chart and updated the language in the highlights to more closely align with our long-term beta expectations as outlined in the 10-Q/K. Wording remains under review.

14 $639 $650 $699 $635 $678 $479 $474 $516 $479 $513 $160 $176 $183 $156 $165 2Q24 3Q24 4Q24 1Q25 2Q25 $295 $165 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 2Q25 vs 1Q25 Noninterest income increased by $43 million. Adjusted noninterest income (1) increased by $34 million. Significant components included: • $28 million increase in other noninterest income primarily due to favorable fair value changes in customer derivative positions and other non- marketable investments, as well as the first quarter write-down of a held for sale asset, • $3 million increase in adjusted rental income on operating lease equipment due to higher rental income and lower maintenance costs, and • $3 million increase in lending-related fees. Notable items totaled $165 million compared to $156 million in the linked quarter. Refer to Section V of this presentation for notable item details. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 2Q25 vs 2Q24 Noninterest income increased by $39 million. Adjusted noninterest income (1) increased by $34 million. Significant components included: • $16 million increase in adjusted rental income on operating lease equipment due to the same reasons noted in the linked quarter explanation, • $6 million increase in lending-related fees primarily due to higher syndication fees, • $4 million increase in international fees due to increased client activity, • $3 million increase in wealth management income, and • $5 million net increase spread among various noninterest income line items. Notable items totaled $165 million compared to $160 million in the prior year quarter. Refer to Section V of this presentation for notable item details. Adjusted (Non-GAAP) (1) Notable items $160 - total notable items $165 - total notable items $513 - total adjusted (Non-GAAP) (1) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Craig - Note that we didn’t include positive here for FV changes as the largest portion of the impact is really from the absence of negative FV changes that occurred in 1Q25. Refer to the additional file and let us know if you agree or want us to add.

15 2Q25 vs 2Q24 Noninterest expense increased by $114 million. Adjusted noninterest expense (1) increased by $111 million. Significant components included: • $65 million increase in personnel cost primarily due to net staff additions and annual merit increases, • $14 million increase in marketing expense due to increased Direct Bank marketing, • $7 million increase in FDIC insurance expense, • $7 million increase in professional fees, • $5 million increase in equipment expense, • $5 million increase in third-party processing fees, and • $8 million increase spread among various noninterest expense line items. Notable items totaled $221 million compared to $218 million in the prior year quarter. Refer to Section V of this presentation for notable items details. Adjusted efficiency ratio (1) increased from 50.77% to 57.92%. 2Q25 vs 1Q25 Noninterest expense increased by $7 million. Adjusted noninterest expense (1) increased by $2 million. Significant components included: • $5 million increase in professional fees, • $3 million increase in net occupancy expense, and • $7 million increase in other noninterest expense spread among various accounts; partially offset by • $8 million decrease in personnel cost primarily due to seasonal decreases associated with employee benefits and payroll taxes, partially offset by annual merit increases and an additional business day, and • $5 million decrease in equipment expense. Notable items totaled $221 million compared to $216 million in the linked quarter. Refer to Section V of this presentation for notable item details. Adjusted efficiency ratio (1) improved from 59.62% to 57.92%. $1,386 $1,456 $1,517 $1,493 $1,500 $1,168 $1,229 $1,268 $1,277 $1,279 $218 $227 $249 $216 $221 2Q24 3Q24 4Q24 1Q25 2Q25 YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Highlights Adjusted (Non-GAAP) (1) Notable items Craig - Note that merit large driver over PYQ driven by addition of SVB - last year merit at SVB was generally limited to associates < $100K but this year most of L- SVB was eligible.

16 16 Increase (decrease) 2Q25 vs 1Q25 2Q25 vs 2Q24 SELECT PERIOD END BALANCES 2Q25 1Q25 2Q24 $ % $ % Interest-earning deposits at banks $ 26,184 $ 24,692 $ 25,361 $ 1,492 24.2% $ 823 3.2 % Investment securities 43,346 44,319 37,666 (973) (8.8) 5,680 15.1 Loans and leases 141,269 141,358 139,341 (89) (0.3) 1,928 1.4 Operating lease equipment, net (2) 9,466 9,371 8,945 95 4.1 521 5.8 Deposits 159,935 159,325 151,079 610 1.5 8,856 5.9 Noninterest-bearing deposits 40,879 40,767 40,016 112 1.1 863 2.2 Borrowings 38,112 38,406 37,458 (294) (3.1) 654 1.7 Tangible common equity (non-GAAP) (3) 20,848 20,834 20,980 14 0.3 (132) (0.6) Common equity 21,415 21,414 21,606 1 — (191) (0.9) Stockholders' equity 22,296 22,295 22,487 1 — (191) (0.8) Increase (decrease) KEY METRICS 2Q25 1Q25 2Q24 2Q25 vs 1Q25 2Q25 vs 2Q24 CET1 ratio 12.12% 12.81% 13.33% (0.69) % (1.21) % Book value per common share $ 1,637.72 $ 1,596.30 $ 1,487.00 $ 41.42 $ 150.72 Tangible book value per common share (non-GAAP) (3) 1,594.38 1,553.06 1,443.92 41.32 150.46 Tangible capital to tangible assets (non-GAAP) (3) 9.10% 9.13% 9.57% (0.03) % (0.47) % Loan to deposit ratio 88.33 88.72 92.23 (0.39) (3.90) ALLL to total loans and leases 1.18 1.19 1.22 (0.01) (0.04) Noninterest-bearing deposits to total deposits 25.56 25.59 26.49 (0.03) (0.93) Total liquid assets (available cash + HQLS) $ 63,616 $ 62,787 $ 56,907 $ 829 $ 6,709 Total liquidity (liquid assets & contingent sources) 92,129 85,041 88,552 7,088 3,577 Total liquidity / uninsured deposits 159% 146% 155% 13.00% 4.00 % Balance Sheet Highlights ($ in millions, except per share data) (1) (1) (1) Percent change is annualized and is calculated using unrounded numbers. (2) Operating lease equipment, net includes $8.7 billion of rail assets. (3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Data highlighted in yellow to be provided in subsequent draft

17 2Q25 vs 1Q25 • Total loans decreased $89 million or by 0.1% sequentially. The decrease in loans was driven by a $289 million (0.8%) decrease in SVB Commercial, partially offset by a $140 million (0.2%) increase in the General Bank and a $60 million (0.2%) increase in the Commercial Bank. • The decrease in SVB Commercial was driven by declines in Tech & Healthcare Banking, partially offset by growth in Global Fund Banking. • Growth in the General Bank was driven primarily by an increase in Wealth, partially offset by a decline in business and commercial loans in the Branch Network. Commercial Bank growth was concentrated in Real Estate Finance and Equipment Finance. 2Q25 vs 2Q24 • Total loans increased $1.9 billion or by 1.4%. The increase in loans was driven by a $1.9 billion (5.0%) increase in the Commercial Bank, and a $1.7 billion (2.6%) increase in the General Bank, partially offset by a $1.6 billion (4.1%) decrease in SVB Commercial. • Commercial Bank loan growth was concentrated in our industry verticals while General Bank loan growth was driven by business and commercial loans in the Branch Network. The decline in SVB Commercial was primarily driven by lower loan balances in Tech & Healthcare Banking coupled with a slight decline in Global Fund Banking. $139,341 $138,695 $140,221 $141,358 $141,269 $63,327 $64,254 $64,887 $64,847 $64,987 $36,897 $37,343 $37,960 $38,693 $38,753 $39,117 $37,098 $37,374 $37,818 $37,529 General Bank Commercial Bank SVB Commercial Yield on loans 2Q24 3Q24 4Q24 1Q25 2Q25 Highlights Loans and Leases ($ in millions, period end balances) 6.49% 6.69% 7.03% 7.15% 6.47% 10.1% (1) (1) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals. Loan data is preliminary and subject to change pending final rounding files from SEC team

18 14% 6% 4% 2% 1% 27%8% 7% 4% 27% Commercial Finance ($20.1) Real Estate Finance ($8.3) Equipment Finance ($6.0) Commercial Services - Factoring ($2.6) Middle Market Banking ($1.7) Branch Network ($37.5) Wealth ($10.9) Mortgage ($10.3) Other ($6.3) SVB Commercial ($37.6) 30% 28% 20% 18% 2%2% Commercial and industrial ($42.7) Commercial mortgage ($38.9) Global Fund Banking ($28.7) 1-4 family residential ($25.8) Investor dependent ($2.8) Other ($2.4) Class Segment 2Q25 Loans and Leases Composition ($ in billions, period end balances) Commercial Bank: General Bank: SVB Commercial: Note – Rail operating lease assets are not included in the loan totals. Totals may not foot due to rounding. Loan classes were recast in 2Q25. Refer to the Important Notices for additional details.

19 $151,079 $151,574 $155,229 $159,325 $159,935 $111,063 $112,178 $116,596 $118,558 $119,056 $40,016 $39,396 $38,633 $40,767 $40,879 2Q24 3Q24 4Q24 1Q25 2Q25 2.32% 2.46% 2.64% 2.61% 2.27% Highlights Interest-bearing Noninterest-bearing Cost of deposits Deposits ($ in millions, period end balances) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 2Q25 vs. 1Q25 • Total deposits increased $610 million or by 0.4% sequentially, driven by a $941 million increase in the Direct Bank and a $778 million increase in SVB Commercial due to Global Fund and Tech & Healthcare Banking. • This growth was partially offset by an $810 million decline in the General Bank driven by declines in both the Branch Network and Wealth due to seasonal tax outflows and lower net growth, and a $95 million decrease in the Commercial Bank. 2Q25 vs. 2Q24 • Total deposits grew $8.9 billion or by 5.9%, driven primarily by a $5.4 billion increase in the Direct Bank, a $2.2 billion increase in the General Bank driven by growth in the Branch Network, and a $2.0 billion increase in SVB Commercial due to growth in Global Fund Banking, partially offset by a decline in Tech & Healthcare Banking. The decline was driven by the strategic decision to move $2.4 billion in cash sweep deposits to off- balance sheet client funds in 1Q25. • These increases were partially offset by a $395 million decrease in the Commercial Bank. Highlighted commentary is being validated with businesses Added a note on general bank but its fairly high level as lots of moving parts. See detail provided in additional attachment.

20 41% 5%2% 23% 28% 1% Branch Network, Wealth & Other ($65.5) Community Association Banking ($8.0) Commercial Bank ($2.9) SVB Commercial ($37.8) Direct Bank ($45.1) Other ($0.6) Commercial Bank: 53% 26% 14% 7% Money market & savings ($84.5) Noninterest-bearing demand ($40.9) Checking with interest ($23.3) Time deposits ($11.2) General Bank: Corporate: Type Segment 2Q25 Deposit Composition ($ in billions, except average account size, period end balances) Insured vs Uninsured 64% 36% Insured Uninsured Average Account Size and Insured by Segment Total deposits Average size Insured % General Bank $ 73.5 $ 35,699 65 % Corporate 45.7 58,835 91 SVB Commercial 37.8 533,320 32 Commercial Bank 2.9 602,828 20 Total $ 159.9 $ 54,923 64 % SVB Commercial: Note – Totals may not foot due to rounding. Insured deposit information by segment remains under review with Treasury Note to Craig: Avg. deposits in the Commercial Bank increased to ~$600K from ~$250K in prior quarters. This was due to a change in approach by the Treasury team who provides this information after they located an error in account logic - near zero balance accounts that should have been allocated to the Direct Bank were being incorrectly allocated to the Commercial Bank.

21 US VC investment (2)Loans Total client funds (Avg)Total client funds (EOP) SVB Commercial Segment Trends ($ in billions) $94.9 $93.6 $98.8 $99.4 $101.7 $59.1 $57.7 $62.3 $62.4 $63.9 $35.8 $35.8 $36.5 37.0 37.8 Off-balance sheet client funds Deposits 2Q24 3Q24 4Q24 1Q25 2Q25 $93.0 $93.6 $97.3 $99.4 $97.3 $58.8 $58.1 $60.7 $63.8 $61.8 $34.2 $35.4 $36.7 $35.6 $35.5 Off-balance sheet client funds Deposits 2Q24 3Q24 4Q24 1Q25 2Q25 $39.1 $37.1 $37.4 $37.8 $37.5$38.2 $38.3 $37.4 $37.8 $37.9 EOP Average 2Q24 3Q24 4Q24 1Q25 2Q25 39 40 49 48 80 86 93 101 81 71 45 39 55 37 36 38 43 50 44 78 93 70 Deal Value ($B) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 $2.3 billion or 2.3% $(2.1) billion or (2.1)% (1) The change in deposits between 4Q24 and 1Q25 includes the impact of the strategic decision to shift $2.4 billion in select cash sweep deposits to off-balance sheet client funds in 1Q25. (2) US VC investment data is sourced using PitchBook Data, Inc. and subject to prior period revisions. Please do not review. To be provided in subsequent draft once data is available (1) Data has been validated but still working with business to understand large differences in spot and average balance variances over linked quarter. (1)

22 3.54% 3.57% 3.39% 3.22% 3.19% 3.54% 3.55% 3.32% 3.09% 3.02% 2.61% 2.64% 2.46% 2.32% 2.27% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 2Q24 3Q24 4Q24 1Q25 2Q25 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 Period End Balances Increase (decrease) 2Q25 1Q25 4Q24 3Q24 2Q24 2Q25 vs. 1Q25 2Q25 vs. 2Q24 Total deposits $ 159,935 80.8% $ 159,325 80.6% $ 155,229 80.7% $ 151,574 80.3% $ 151,079 80.1% $ 610 $ 8,856 Securities sold under customer repurchase agreements 471 0.2 450 0.2 367 0.2 391 0.2 386 0.2 21 85 Purchase money note 35,841 18.1 35,829 18.1 35,816 18.6 35,803 19.0 35,790 19.0 12 51 FHLB borrowings — — — — — — — — — — — — Subordinated debt 1,182 0.6 1,536 0.8 795 0.4 901 0.5 900 0.5 (354) 282 Senior unsecured borrowings 555 0.3 555 0.3 58 — 59 — 374 0.2 — 181 Other borrowings 63 — 36 — 15 — 7 — 8 — 27 55 Total deposits and borrowed funds $ 198,047 100% $ 197,731 100% $ 192,280 100% $ 188,735 100% $ 188,537 100% $ 316 $ 9,510 Funding Mix ($ in millions) Highlights 2Q25 vs 1Q25 • Funding mix remained stable with approximately 81% of our funding provided by deposits. • The decline in subordinated debt from the linked quarter was driven by a $350 million redemption in the second quarter. • The overall cost of deposits and the cost of interest-bearing deposits decreased by 5 and 7 basis points, respectively. Note – Funding mix percentages may not foot due to rounding. To be updated in subsequent draft

23 $95 $117 $155 $154 $115 Provision for credit losses 2Q24 3Q24 4Q24 1Q25 2Q25 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision for credit losses $132 $145 $160 $144 $119 0.38% 0.42% 0.46% 0.41% 0.33% NCO $ QTD NCO ratio YTD NCO ratio 2Q24 3Q24 4Q24 1Q25 2Q25 $1,141 $1,244 $1,184 $1,206 $1,319 0.82% 0.90% 0.84% 0.85% 0.93% Nonaccrual loans Nonaccrual loans to total loans 2Q24 3Q24 4Q24 1Q25 2Q25 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,700 $1,678 $1,676 $1,680 $1,672 1.22% 1.21% 1.20% 1.19% 1.18% ALLL ALLL ratio 2Q24 3Q24 4Q24 1Q25 2Q25 0.37%0.35% 0.37% 0.39% 0.41% To be updated in subsequent draft Nonaccrual loan balance and % to total loans numbers are preliminary and will be finalized in subsequent draft.

24 $1,680 $(29) $(6) $(2) $(2) $31 $1,672 1Q25 Credit quality Economic outlook Loan volume Portfolio change Specific reserves 2Q25 Highlights 2Q25 vs 1Q25 • ALLL decreased $8 million from the linked quarter. • The decrease compared to the linked quarter was driven by credit quality improvement including a reduction in reserves related to Hurricane Helene, and a modest shift in economic scenario weightings. These reductions were partially offset by higher specific reserves for individually evaluated loans. • The ALLL covered annualized net charge-offs 3.5 times and provided 1.3 times coverage of nonaccrual loans. ALLL Coverage 3.2x 2.9x 2.6x 2.9x 3.5x 1.5x 1.4x 1.4x 1.4x 1.3x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 2Q24 3Q24 4Q24 1Q25 2Q25 1Q25 to 2Q25 Allowance for loan and lease losses ($ in millions) Please do not review - data still being finalized. To be provided in subsequent draft. Highlights commentary with Robert for review

25 Reported capital ratios (1) Capital ratio rollforward Adjusted capital ratios (1) Tangible book value per share (2) Capital Risk-Based Capital Tier 1 Leverage Total Tier 1 CET1 December 31, 2024 15.04% 13.53% 12.99% 9.90 % March 31, 2025 15.23% 13.35% 12.81% 9.75 % Net income 0.35% 0.35% 0.35% 0.26 % Change in risk-weighted/average assets -0.03% -0.03% -0.03% -0.07 % Shared-Loss Agreement termination -0.73% -0.65% -0.62% 0.00 % Share repurchases -0.37% -0.37% -0.37% -0.27 % Tier 2 Instrument call/phase outs -0.21% 0.00% 0.00% 0.00 % Common dividends -0.02% -0.02% -0.02% -0.01 % Preferred dividends -0.01% -0.01% -0.01% -0.01 % Other 0.04% 0.01% 0.01% -0.01 % June 30, 2025 14.25% 12.63% 12.12% 9.64 % Change since March 31, 2025 -0.98% -0.72% -0.69% -0.11% 13.33% 13.24% 12.99% 12.81% 12.12% 13.87% 13.78% 13.53% 13.35% 12.63% 15.45% 15.36% 15.04% 15.23% 14.25% 2Q24 3Q24 4Q24 1Q25 2Q25 $1,512.77 $80.80 $25.23 ($20.52) ($3.90) $1,594.38 4Q24 Retained earnings AOCI Share repurchases Common dividends 2Q25 Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. (1) The FDIC Shared-loss agreement (SLA) was terminated in early 2Q25 and therefore does not benefit capital ratios at period end. Historical reported capital ratios include the benefit of the SLA while the historical adjusted capital ratios exclude the SLA benefit. (2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. 10.29% 10.17% 9.90% 9.75% 9.64% Tier 1 Lev 12.48% 12.51% 12.33% 12.19% 12.12% 12.99% 13.02% 12.84% 12.70% 12.63% 14.47% 14.51% 14.27% 14.49% 14.25% CET1 Tier 1 Total 2Q24 3Q24 4Q24 1Q25 2Q25 Please do not review - data still being finalized. To be provided in subsequent draft. CET1 (1) Tier 1 Total

26 Share Repurchase Plan Update • Since announcing a share repurchase plan in July 2024, we have repurchased 11.50% of Class A common shares and 10.71% of total common shares that were outstanding (1) as of June 30, 2024. • As of June 30, 2025 we had utilized 83% of the $3.5 billion share repurchase authorization announced in July 2024 and had $611 million of remaining repurchase capacity from that plan. • The board approved an authorization in July 2025 to repurchase up to an additional $4.0 billion in Class A common shares to begin upon completion of the current plan. Highlights Class A Common Shares Outstanding Repurchase Summary (through 7/22/25) Period Shares Average Price Total Cost ($ in millions) 2024 814,641 $ 2,041.35 $ 1,663.0 1Q25 302,683 2,025.31 613.0 2Q25 338,959 1,808.46 613.0 7/1/25 to 7/22/25 99,196 2,102.75 208.6 Total 1,555,479 $ 1,991.40 $ 3,097.6 13,524,550 (814,641) (740,838) 11,969,071 6/30/2024 Repurchased 2024 Repurchased 2025 YTD 7/22/2025 (1) Total common shares outstanding includes 1,005,185 of Class B common shares outstanding as of June 30, 2024 and July 22, 2025. To be updated in subsequent draft - share repurchase plan information is as of 1/08/25 but will be updated to 1/21/25 • Removed subheader to align with style of the rest of the IP. • Switched walk from repurchase authorization and activity to Class A common shares outstanding beginning with 6/24/24 through week of earnings call. • Removed “Repurchase Completed” % column from table to eliminate confusion over which authorization each period drew from. • Included language in highlights on outstanding authorization from our July 2024 plan as of 6/30/25 so reader knows what we had used to that date. (Only intend to provide this during quarter in which we add to authorization, so it will be dropped next quarter). • Noted increase in approved authorization this quarter (this would also be dropped next quarter). • Noted total remaining repurchase authorization as of earnings week. (Can remove end date if desired but drafted this way to provide reader some context on intended timing). • At the time of prior authorization announcements we provided an estimated TBV earn back period. Is there any appetite to include this time or is it too cumbersome with assumptions and multiple plans in place? (Note even if not on the slide we may want to included in Q&A as investors may be expecting to see/hear this.) • Capital position remained strong during the quarter, providing capacity for balance sheet growth while continuing to execute the share repurchase plan. Note to Craig: We have updated the SRP slide in consultation with Tom/David given the dual plan authorizations. Some of the major changes include: 1) switched walk from repurchase authorization and activity to Class A common shares outstanding, 2)removed “Repurchase Completed” % c lumn from table to elimin te confusion over which authorization each period drew from and 3) adjusted highlights commentary to align with new approach Please do not review - data still being finalized. To be provided in subsequent draft.

Financial Outlook Section III

28 Metric 2Q25 3Q25 - Projected FY25 - Projected Loans and leases - EOP $141.3 billion $141 billion - $144 billion $143 billion - $146 billion Deposits - EOP $159.9 billion $159 billion - $162 billion $161 billion - $166 billion Interest rates Zero to one 25 bps cut in 3Q25 Zero to two 25 bps cuts in 2H25; Fed funds ending between 3.75% - 4.50 % Net interest income $1.7 billion $1.66 billion - $1.76 billion $6.68 billion - $6.88 billion Net charge-off ratio (annualized where applicable) 33 bps 35 bps - 45 bps 35 bps - 45 bps Adjusted noninterest income $513 million (1) $480 million - $510 million $1.97 billion - $2.05 billion Adjusted noninterest expense $1.28 billion (1) $1.28 billion - $1.32 billion $5.10 billion - $5.20 billion Effective tax rate 24.1% 25.0% - 26.0% 25.0% - 26.0% Key Earnings Estimate Assumptions Please do not review. Data to be provided in a subsequent draft (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Changes in the operating environment could introduce select risks to these assumptions. Please see important notices on forward looking statements found on page 3 for additional detail on inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. To be updated in subsequent draft

Appendix Section IV

30 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CET1 – Common Equity Tier 1 CRE – Commercial Real Estate EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FRB – Federal Reserve Bank FY – Full Year GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity IBD – Interest-Bearing Deposits ID – Investor Dependent MSA – Metropolitan Statistical Area NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful NPL – Nonperforming Loans PAA – Purchase Accounting Accretion or Amortization PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Average Tangible Common Stockholders’ Equity SLA – Shared Loss Agreement with the FDIC VC – Venture Capital YTD – Year-to-date 2Q25 Additions 2Q25 Removals FX – Foreign Exchange QTD – Quarter-to-date Archive ACL – Allowance for Credit Losses CAB - Community Association Banking NIB - Noninterest-bearing RBC - Risk-Based Capital TA - Tangible Assets TCE - Tangible Common Equity AUM – Assets Under Management AWA – Affluent Wealth Advisors LIBOR – London Inter-Bank Offered Rate LOC – Line of Credit MSA – Metropolitan Statistical Area PE – Private Equity RIA – Registered Investment Advisor SOFR – Secured Overnight Financing Rate LTD – Long Term Debt RWA – Risk Weighted Assets ACH – Automated clearing house CECL – Current Expected Credit Losses ETF – Exchange-Traded Fund FFR – Federal Funds Rate IPO – Initial Public Offering LP – Limited Partner VC – Venture Capital AI – Artificial Intelligence FFR – Federal Funds Rate FY – Full Year GFB – Global Fund Banking OBS – Off Balance Sheet Client Funds PCD – Purchased Credit Deteriorated LFI – Large Financial Institution TBV – Tangible Book Value Under review - to be provided in subsequent draft Not on main pages and/or do not come up in search AOCI QTD

31

BancShares Balance Sheets (unaudited)

($ in millions)

	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
ASSETS					
Cash and due from banks	$ 889	$ 812	$ 814	$ 862	$ 764
Interest-earning deposits at banks	26,184	24,692	21,364	25,640	25,361
Securities purchased under agreements to resell	300	345	158	455	392
Investment in marketable equity securities	97	95	101	82	78
Investment securities available for sale	33,060	33,900	33,750	28,190	27,053
Investment securities held to maturity	10,189	10,324	10,239	10,391	10,535
Assets held for sale	125	185	85	68	92
Loans and leases	141,269	141,358	140,221	138,695	139,341
Allowance for loan and lease losses	(1,672)	(1,680)	(1,676)	(1,678)	(1,700)
Loans and leases, net of allowance for loan and lease losses	**139,597**	**139,678**	**138,545**	**137,017**	**137,641**
Operating lease equipment, net	9,466	9,371	9,323	9,186	8,945
Premises and equipment, net	2,115	2,044	2,006	1,974	1,938
Goodwill	346	346	346	346	346
Other intangible assets, net	221	234	249	265	280
Other assets	7,064	6,796	6,740	6,091	6,402
Total assets	**$ 229,653**	**$ 228,822**	**$ 223,720**	**$ 220,567**	**$ 219,827**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 40,879	$ 40,767	$ 38,633	$ 39,396	$ 40,016
Interest-bearing	119,056	118,558	116,596	112,178	111,063
Total deposits	**159,935**	**159,325**	**155,229**	**151,574**	**151,079**
Credit balances of factoring clients	1,077	1,145	1,016	1,250	1,175
Short-term borrowings	471	450	367	391	386
Long-term borrowings	37,641	37,956	36,684	36,770	37,072
Total borrowings	38,112	38,406	37,051	37,161	37,458
Other liabilities	8,233	7,651	8,196	7,754	7,628
Total liabilities	**207,357**	**206,527**	**201,492**	**197,739**	**197,340**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	13	13	14	14	15
Additional paid in capital	1,179	1,798	2,417	3,389	4,099
Retained earnings	20,337	19,802	19,361	18,703	18,102
Accumulated other comprehensive loss	(114)	(199)	(445)	(159)	(610)
Total stockholders' equity	**22,296**	**22,295**	**22,228**	**22,828**	**22,487**
Total liabilities and stockholders' equity	**$ 229,653**	**$ 228,822**	**$ 223,720**	**$ 220,567**	**$ 219,827**

First Citizens BancShares

32

BancShares Income Statements (unaudited)

($ in millions)

	2Q25	1Q25	4Q24	3Q24	2Q24
INTEREST INCOME					
Interest and fees on loans	$ 2,270	$ 2,236	$ 2,322	$ 2,430	$ 2,422
Interest on investment securities	419	414	377	358	330
Interest on deposits at banks	256	245	302	350	378
Total interest income	**2,945**	**2,895**	**3,001**	**3,138**	**3,130**
INTEREST EXPENSE					
Deposits	894	893	957	1,004	975
Borrowings	356	339	335	338	334
Total interest expense	1,250	1,232	1,292	1,342	1,309
Net interest income	**1,695**	**1,663**	**1,709**	**1,796**	**1,821**
Provision for credit losses	115	154	155	117	95
Net interest income after provision for credit losses	**1,580**	**1,509**	**1,554**	**1,679**	**1,726**
NONINTEREST INCOME					
Rental income on operating lease equipment	272	270	272	262	259
Lending-related fees	69	66	68	67	63
Deposit fees and service charges	59	58	58	57	57
Client investment fees	52	53	54	55	54
Wealth management services	55	56	54	54	52
International fees	33	32	33	29	29
Factoring commissions	18	17	20	19	19
Cardholder services, net	41	41	41	42	40
Merchant services, net	13	14	13	12	12
Insurance commissions	14	14	13	14	13
Realized gain on sale of investment securities, net	—	—	2	4	—
Fair value adjustment on marketable equity securities, net	2	(5)	10	9	(2)
Gain on sale of leasing equipment, net	8	5	11	5	4
Other noninterest income	42	14	50	21	39
Total noninterest income	**678**	**635**	**699**	**650**	**639**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	100	98	101	99	98
Maintenance and other operating lease expenses	55	58	55	59	60
Personnel cost	810	818	801	788	745
Net occupancy expense	61	58	60	62	58
Equipment expense	131	136	136	128	126
Professional fees	30	25	30	42	24
Third-party processing fees	63	63	57	55	58
FDIC insurance expense	38	38	33	31	33
Marketing expense	32	32	24	20	18
Acquisition-related expenses	38	42	62	46	44
Intangible asset amortization	13	15	16	15	15
Other noninterest expense	129	110	142	111	107
Total noninterest expense	**1,500**	**1,493**	**1,517**	**1,456**	**1,386**
Income before income taxes	**758**	**651**	**736**	**873**	**979**
Income tax expense	183	168	36	234	272
Net income	**$ 575**	**$ 483**	**$ 700**	**$ 639**	**$ 707**
Preferred stock dividends	$ 14	$ 15	$ 15	$ 15	$ 16
Net income available to common stockholders	**$ 561**	**$ 468**	**$ 685**	**$ 624**	**$ 691**

First Citizens BancShares

Noninterest income

($ in millions)

	2Q25	1Q25	4Q24	3Q24	2Q24	2Q25 Change vs 1Q25 $	2Q25 Change vs 1Q25 %
Rental income on operating lease equipment	$ 272	$ 270	$ 272	$ 262	$ 259	$ 2	1.0 %
Lending-related fees	69	66	68	67	63	3	5.2
Deposit fees and service charges	59	58	58	57	57	1	3.2
Client investment fees	52	53	54	55	54	(1)	(3.6)
Wealth management services	55	56	54	54	52	(1)	(2.3)
International fees	33	32	33	29	29	1	0.5
Factoring commissions	18	17	20	19	19	1	2.6
Cardholder services, net	41	41	41	42	40	—	0.1
Merchant services, net	13	14	13	12	12	(1)	(10.2)
Insurance commissions	14	14	13	14	13	—	2.2
Realized gain on sale of investment securities, net	—	—	2	4	—	—	—
Fair value adjustment on marketable equity securities, net	2	(5)	10	9	(2)	7	145.8
Gain on sale of leasing equipment, net	8	5	11	5	4	3	22.8
Other noninterest income	42	14	50	21	39	28	218.9
Total noninterest income - GAAP	**$ 678**	**$ 635**	**$ 699**	**$ 650**	**$ 639**	**$ 43**	**6.7 %**
Depreciation and maintenance expense on operating lease equipment [(1)]	$ (155)	$ (156)	$ (152)	$ (158)	$ (158)	$ 1	0.6 %
Realized gain on sale of investment securities, net	—	—	(2)	(4)	—	—	—
Fair value adjustment on marketable equity securities, net	(2)	5	(10)	(9)	2	(7)	(145.8)
Gain on sale of leasing equipment, net	(8)	(5)	(11)	(5)	(4)	(3)	(22.8)
Other noninterest income	—	—	(8)	—	—	—	—
Total notable items [(2)]	**$ (165)**	**$ (156)**	**$ (183)**	**$ (176)**	**$ (160)**	**$ (9)**	**(5.8)%**
Adjusted rental income on operating lease equipment [(1)]	$ 117	$ 114	$ 120	$ 104	$ 101	$ 3	3.3 %
Lending-related fees	69	66	68	67	63	3	5.2
Deposit fees and service charges	59	58	58	57	57	1	3.2
Client investment fees	52	53	54	55	54	(1)	(3.6)
Wealth management services	55	56	54	54	52	(1)	(2.3)
International fees	33	32	33	29	29	1	0.5
Factoring commissions	18	17	20	19	19	1	2.6
Cardholder services, net	41	41	41	42	40	—	0.1
Merchant services, net	13	14	13	12	12	(1)	(10.2)
Insurance commissions	14	14	13	14	13	—	2.2
Other noninterest income	42	14	42	21	39	28	218.9
Total noninterest income - adjusted (Non-GAAP) [(3)]	**$ 513**	**$ 479**	**$ 516**	**$ 474**	**$ 479**	**$ 34**	**7.2 %**

First Citizens BancShares

(1) Depreciation on operating lease equipment includes impairment of $4 million on rail assets in 4Q24. The $4 million impairment is a notable item and is excluded from adjusted rental income on operating lease equipment. See Section V entitled Non-GAAP Reconciliations.
(2) Notable items are included in Section V entitled Non-GAAP Reconciliations.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

33

34

Noninterest expense

($ in millions)

	2Q25	1Q25	4Q24	3Q24	2Q24	2Q25 Change vs 1Q25 $	2Q25 Change vs 1Q25 %
Depreciation on operating lease equipment	$ 100	$ 98	$ 101	$ 99	$ 98	$ 2	0.8 %
Maintenance and other operating lease expenses	55	58	55	59	60	(3)	(3.3)
Personnel cost	810	818	801	788	745	(8)	(1.0)
Net occupancy expense	61	58	60	62	58	3	7.0
Equipment expense	131	136	136	128	126	(5)	(3.6)
Professional fees	30	25	30	42	24	5	17.3
Third-party processing fees	63	63	57	55	58	—	0.7
FDIC insurance expense	38	38	33	31	33	—	—
Marketing expense	32	32	24	20	18	—	0.7
Acquisition-related expenses	38	42	62	46	44	(4)	(9.9)
Intangible asset amortization	13	15	16	15	15	(2)	(12.0)
Other noninterest expense	129	110	142	111	107	19	16.6
Total noninterest expense - GAAP	**$ 1,500**	**$ 1,493**	**$ 1,517**	**$ 1,456**	**$ 1,386**	**$ 7**	**0.5 %**
Depreciation on operating lease equipment	$ (100)	$ (98)	$ (101)	$ (99)	$ (98)	$ (2)	(0.8)%
Maintenance and other operating lease expenses	(55)	(58)	(55)	(59)	(60)	3	3.3
Professional fees	—	—	—	—	(1)	—	—
FDIC insurance expense	—	—	—	—	(2)	—	—
Acquisition-related expenses	(38)	(42)	(62)	(46)	(44)	4	9.9
Intangible asset amortization	(13)	(15)	(16)	(15)	(15)	2	12.0
Other noninterest expense	(15)	(3)	(15)	(8)	2	(12)	400.0
Total notable items [(1)]	**$ (221)**	**$ (216)**	**$ (249)**	**$ (227)**	**$ (218)**	**$ (5)**	**(2.3)%**
Personnel cost	$ 810	$ 818	$ 801	$ 788	$ 745	$ (8)	(1.0)%
Net occupancy expense	61	58	60	62	58	3	7.0
Equipment expense	131	136	136	128	126	(5)	(3.6)
Professional fees	30	25	30	42	23	5	17.3
Third-party processing fees	63	63	57	55	58	—	0.7
FDIC insurance expense	38	38	33	31	31	—	—
Marketing expense	32	32	24	20	18	—	0.7
Other noninterest expense	114	107	127	103	109	7	6.0
Total noninterest expense - adjusted (Non-GAAP) [(2)]	**$ 1,279**	**$ 1,277**	**$ 1,268**	**$ 1,229**	**$ 1,168**	**$ 2**	**0.2 %**

First Citizens BancShares

(1) Notable items are included in Section V entitled Non-GAAP Reconciliations.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

35 Loan Portfolios in Focus ($ in billions, as of June 30, 2025) Total Loans $141.3 CRE $23.5 CRE Portfolio Composition Balance % of total loans Multi-Family $ 5.2 3.6 % Medical Office 3.8 2.7 Industrial/Warehouse 3.7 2.6 General Office 2.2 1.6 Commercial Bank 0.9 0.7 General Bank 1.3 0.9 Retail 1.7 1.2 Healthcare 1.3 0.9 Hotel/Motel 0.9 0.6 Other 4.7 3.5 Total $ 23.5 16.7 % Investor Dependent Portfolio Composition Balance % of total loans Early stage $ 0.8 0.6 % Growth stage 2.0 1.4 Total $ 2.8 2.0 % Investor dependent $2.8 Note – The definition of CRE in these tables is aligned with supervisory guidance on commercial real estate and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). Totals may not foot due to rounding. Bottom table shifted given change in SEC classes this quarter and still working through formatting on this slide. Investor Dependent Other CRE All other loansGeneral Office

36 General Office CRE Portfolio (as of June 30, 2025) CA 24% NC / SC 22% MA 10% FL 9% VA 5% TX 4% TN 4% Other 22% Total General Office $2.2 B Geographic Diversification Top 5 MSAs ($ in millions) Los Angeles $ 383 Boston $ 211 Charlotte $ 114 Raleigh $ 99 Orlando $ 79 Percent of total loans 0.6 % General Office Portfolio Metrics Loan balance $2.2 B % of total loans 1.6% % of CRE loans 9.4 % Average loan amount $1.7 MM YTD NCO ratio 4.09 % Delinquencies/Loans 6.59 % NPLs/Loans 9.03 % Criticized loans/Loans 19.98 % ALLL ratio 4.59 % Portfolio Characteristics • Evolving macroeconomic and social conditions (including the shift to more hybrid work arrangements) have resulted in changing demands for office property and stress within our portfolio. • The portfolio is geographically diversified and helps to reduce concentration risk in any particular city or state. • Stress to date within the portfolio has been limited to acquired loans which are in the Commercial Bank and totaled approximately $0.9 billion with an ALLL ratio of 10.56% as of June 30, 2025. These general office loans are comprised primarily of loans secured by Class B office properties and reposition/bridge loans. L-CIT general office data remains under review as we are working to validate large change in balances and ACL over 2Q25

37 SVB Investor Dependent Portfolio (as of June 30, 2025) Portfolio Metrics Early Stage Growth Stage Loan balance $0.8 B $2.0 B % of total loans 0.6% 1.4% % of ID loans 29.7% 70.3 % Avg. loan size (1) $1.1 MM $4.0 MM Median loan size (1) $250 K $850 K YTD NCO ratio 9.31% 1.10 % NPLs/Loans 3.52% 2.06 % Criticized loans/Loans 37.33% 17.55 % ALLL ratio 8.71% 5.38 % Client Industry Concentration Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets could negatively impact borrowers’ ability to raise funds and execute an exit strategy, leading to elevated net charge-offs. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. 55% 13% 13% 12% 7% Software Hardware Life Science - Products Life Science - Services Energy & Resource Innovation (1) Average and median loan size presented in this table exclude credit cards balances.

38 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX June 30, 2025 March 31, 2025 June 30, 2024 Liquid assets: Available cash $ 25,332 $ 23,769 $ 24,480 High-quality liquid securities 38,284 39,018 32,427 Total liquid assets (a) $ 63,616 $ 62,787 $ 56,907 Contingent sources: FDIC facility (1) $ — $ — $ 11,335 FHLB facility 17,852 16,542 14,684 FRB facility 10,561 5,612 5,526 Line of credit 100 100 100 Total contingent sources (b) $ 28,513 $ 22,254 $ 31,645 Total liquidity (a + b) $ 92,129 $ 85,041 $ 88,552 Total uninsured deposits (c) $ 57,940 $ 58,063 $ 57,148 Coverage ratio of liquidity to uninsured deposits (a + b) / c 159% 146% 155 % SEC MD&A Liquidity Risk (1) The draw period under the FDIC credit facility ended in 1Q25. Capacity shown for 2Q24 included immediately available capacity and is based on the amount of collateral pledged at quarter end.

39 (1) 2Q25 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 12,170 28% 4.29% 1.0 Government agency 60 — 3.94 0.3 Residential mortgage-backed securities 16,924 39 4.22 3.3 Commercial mortgage-backed securities 3,536 8 4.18 2.2 Corporate bonds 353 1 6.43 0.5 Municipal bonds 17 — 7.10 0.1 Total AFS portfolio $ 33,060 76% 4.27% 2.3 HTM portfolio U.S. Treasury $ 486 1% 1.39% 1.8 Government agency 1,493 3 1.54 2.3 Residential mortgage-backed securities 4,548 11 2.54 5.9 Commercial mortgage-backed securities 3,359 8 2.30 3.2 Other investments 303 1 1.56 3.6 Total HTM portfolio $ 10,189 24% 2.24% 4.2 Grand total $ 43,249 100% 3.79% 2.7 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

40 Change vs. 2Q25 1Q25 2Q24 1Q25 2Q24 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) (2) $ 140,699 $ 2,270 6.47% $ 139,491 $ 2,236 6.49% $ 135,965 $ 2,422 7.15% $ 1,208 $ 34 (0.02) % $ 4,734 $ (152) (0.68) % Investment securities 43,935 416 3.79 43,555 411 3.79 36,445 327 3.60 380 5 — 7,490 89 0.19 Securities purchased under agreements to resell 237 3 4.34 283 3 4.37 236 3 5.37 (46) — (0.03) 1 — (1.03) Interest-earning deposits at banks 23,304 256 4.40 22,699 245 4.38 28,059 378 5.42 605 11 0.02 (4,755) (122) (1.02) Total interest-earning assets (2) $ 208,175 $ 2,945 5.67% $ 206,028 $ 2,895 5.68% $ 200,705 $ 3,130 6.26% $ 2,147 $ 50 -0.01% $ 7,470 $ (185) -0.59 % Interest-bearing deposits $ 118,582 $ 894 3.02% $ 117,224 $ 893 3.09% $ 110,902 $ 975 3.54% $ 1,358 $ 1 (0.07) % $ 7,680 $ (81) (0.52) % Securities sold under customer repurchase agreements 471 — 0.57 428 1 0.52 380 — 0.46 43 (1) 0.05 91 — 0.11 Long-term borrowings 37,908 356 3.74 36,970 338 3.66 37,100 334 3.60 938 18 0.08 808 22 0.14 Total borrowings $ 38,379 $ 356 3.71% $ 37,398 $ 339 3.62% $ 37,480 $ 334 3.56% $ 981 $ 17 0.09% $ 899 $ 22 0.15 % Total interest-bearing liabilities $ 156,961 $ 1,250 3.19% $ 154,622 $ 1,232 3.22% $ 148,382 $ 1,309 3.54% $ 2,339 $ 18 -0.03% $ 8,579 $ (59) -0.35 % Net interest income $ 1,695 $ 1,663 $ 1,821 $ 32 $ (126) Net interest spread (2) 2.48% 2.46% 2.72% 0.02% (0.24) % Net interest margin (2) 3.26% 3.26% 3.64% — % (0.38) % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) YTD not disclosed Q1 (1) Loans and leases include nonaccrual loans and loans held for sale. Interest income on loans and leases includes loan PAA income and loan fees. (2) The average balances and yields for loans and leases are calculated net of average credit balances of factoring clients to appropriately reflect the interest-earning portion of factoring receivables. Note: Certain items above do not precisely recalculate as presented due to rounding.

41 General Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Increase (decrease) 2Q25 vs 1Q25 2Q25 vs 2Q24 Earnings Summary 2Q25 1Q25 4Q24 3Q24 2Q24 $ % $ % Net interest income $ 824 $ 788 $ 777 $ 760 $ 730 $ 36 4.7% $ 94 12.9 % Total noninterest income 164 164 166 149 152 — — 12 8.0 Total revenue 988 952 943 909 882 36 3.8 106 12.1 Total noninterest expense 580 565 543 553 501 15 2.7 79 15.8 Pre-provision net revenue (1) 408 387 400 356 381 21 5.5 27 7.2 Provision for credit losses 13 46 22 55 37 (33) (72.9) (24) (65.1) Income before income taxes 395 341 378 301 344 54 16.2 51 14.8 Income tax expense 101 88 92 99 92 13 15.2 9 9.0 Net income $ 294 $ 253 $ 286 $ 202 $ 252 $ 41 16.6% $ 42 16.9 % Period end Balances (2) Loans and leases $ 64,987 $ 64,847 $ 64,887 $ 64,254 $ 63,327 $ 140 0.9% $ 1,660 2.6 % Deposits 73,499 74,309 72,956 71,898 71,261 (810) (4.4) 2,238 3.1 Other Key Metrics Number of branches 526 536 539 540 542 (10) (1.9) % (16) (3.0) % Wealth management assets under management ($B) $ 57.1 $ 54.5 $ 55.5 $ 53.6 $ 51.8 $ 2.6 4.8 $ 5.3 10.2 Card volume 4,629 4,339 4,561 4,362 4,449 290 6.7 180 4.0 Merchant volume 1,882 1,761 1,759 1,769 1,810 121 6.9 72 4.0 Highlights • The General Bank segment achieved strong loan growth during the quarter, 4.1% annualized over the linked quarter, driven primarily by business and commercial loan production in the Branch Network. • Deposits increased $893 million compared to the linked quarter driven by growth in the Branch Network. • Segment net revenue increased $32 million compared to the linked quarter as net interest income increased $15 million and noninterest income increased by $17 million. Noninterest expense decreased by $20 million compared to the linked quarter. Please do not review - data is not available. To be provided in subsequent draft. Data has not yet been validated. To be finalized in subsequent draft. Data has not yet been validated but is directional. To be finalized in subsequent draft.

42 Increase (decrease) 2Q25 vs 1Q25 2Q25 vs 2Q24 Earnings Summary 2Q25 1Q25 4Q24 3Q24 2Q24 $ % $ % Net interest income $ 299 $ 293 $ 307 $ 305 $ 311 $ 6 2.3% $ (12) (3.5) % Rental income on operating lease equipment 54 56 55 57 58 (2) (2.2) (4) (4.7) Less: depreciation on operating lease equipment 44 44 44 47 48 — — (4) (6.1) Adjusted rental income on operating lease equipment (1) 10 12 11 10 10 (2) (16.7) — — All other noninterest income 98 69 101 79 77 29 41.7 21 25.4 Noninterest income, net (1) 108 81 112 89 87 27 33.3 21 24.1 Revenue 407 374 419 394 398 33 8.8 9 2.3 Noninterest expense, net (1) 223 231 219 218 198 (8) (3.5) 25 12.6 Pre-provision net revenue (1) 184 143 200 176 200 41 29.5 (16) (8.1) Provision for credit losses 47 85 90 11 39 (38) (44.3) 8 20.3 Income before income taxes 137 58 110 165 161 79 138.3 (24) (15.0) Income tax expense 35 15 22 41 44 20 136.2 (9) (20.8) Net income $ 102 $ 43 $ 88 $ 124 $ 117 $ 59 139.0% $ (15) (12.8) % Period end Balances (2) Loans and leases $ 38,691 $ 38,631 $ 37,898 $ 37,281 $ 36,835 $ 60 0.6% $ 1,856 5.0 % Operating lease equipment, net 750 731 750 767 767 19 10.7 (17) (2.2) Deposits 2,899 2,994 3,502 3,126 3,294 (95) (12.7) (395) (12.0) Other Key Metrics Factoring volume $ 5,481 $ 5,404 $ 6,124 $ 6,094 $ 5,261 $ 77 1.4% $ 220 4.2 % Highlights • The Commercial Bank segment achieved strong loan growth during the quarter, 6.2% annualized over the linked quarter, largely driven by strong origination volume in our industry verticals. • Factoring volume totaled $5.5 billion, relatively in line with the linked quarter and the prior year quarter. • Segment revenue increased $15 million compared to the linked quarter, primarily driven by higher noninterest income. Commercial Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Please do not review - data is not available. To be provided in subsequent draft. Data has not yet been validated but is directional. To be finalized in subsequent draft.

43 Increase (decrease) 2Q25 vs 1Q25 2Q25 vs 2Q24 Earnings Summary 2Q25 1Q25 4Q24 3Q24 2Q24 $ % $ % Net interest income $ 490 $ 493 $ 544 $ 560 $ 553 $ (3) (0.5) % $ (63) (11.4) % Total noninterest income 130 132 137 137 134 (2) (1.2) (4) (2.8) Total revenue 620 625 681 697 687 (5) (0.7) (67) (9.8) Total noninterest expense 382 379 399 384 369 3 1.2 13 3.6 Pre-provision net revenue (1) 238 246 282 313 318 (8) (3.5) (80) (25.3) Provision for credit losses 55 23 43 51 19 32 135.2 36 182.9 Income before income taxes 183 223 239 262 299 (40) (18.1) (116) (38.9) Income tax expense 47 57 58 75 85 (10) (19.0) (38) (45.2) Net income $ 136 $ 166 $ 181 $ 187 $ 214 $ (30) (17.8) % $ (78) (36.3) % Period end Balances (2) Loans and leases $ 37,529 $ 37,818 $ 37,374 $ 37,098 $ 39,117 $ (289) (3.1) % $ (1,588) (4.1) % Total client funds 101,666 99,390 98,829 93,594 94,915 2,276 9.2 6,751 7.1 Off-balance sheet client funds 63,868 62,370 62,305 57,750 59,142 1,498 9.6 4,726 8.0 Deposits 37,798 37,020 36,524 35,844 35,773 778 8.4 2,025 5.7 SVB Commercial Segment ($ in millions) Note – SVB Commercial segment results do not include the accretion impact of SVB loans or the impact of overnight investments and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan, total client funds, off-balance sheet client funds and deposit growth percentages are annualized using end of period balances. Highlights • SVB Commercial segment loans increased from the linked quarter driven by Global Fund Banking production and improved utilization. • Total client funds increased compared to the linked quarter including growth of in off balance sheet client funds and on balance sheet deposit growth of . The increase in total client funds reflects higher VC investment activity and slowing client cash burn. • Segment net revenue decreased compared to the linked quarter due to lower net interest income partially offset by higher noninterest income. Noninterest expense decreased compared to the linked quarter. Data has not yet been validated. To be finalized in subsequent draft. Data has not yet been validated but is directional. To be finalized in subsequent draft.

44 Increase (decrease) 2Q25 vs 1Q25 2Q25 vs 2Q24 Earnings Summary 2Q25 1Q25 4Q24 3Q24 2Q24 $ % $ % Net interest expense $ 53 $ 52 $ 50 $ 48 $ 45 $ 1 3.9% $ 8 18.1 % Rental income on operating lease equipment 218 214 217 205 201 4 1.8 17 8.2 Less: depreciation on operating lease equipment 56 54 57 52 50 2 1.4 6 9.0 Less: maintenance and other operating lease expenses 55 58 55 59 60 (3) (3.3) (5) (7.9) Adjusted rental income on operating lease equipment (1) 107 102 105 94 91 5 4.9 16 17.6 All other noninterest income 3 2 6 2 2 1 56.1 1 85.8 Noninterest income, net (1) 110 104 111 96 93 6 5.8 17 18.3 Revenue 57 52 61 48 48 5 9.6 9 18.8 Noninterest expense, net (1) 32 22 21 20 21 10 45.5 11 52.4 Pre-provision net revenue (1) 25 30 40 28 27 (5) (15.1) (2) (6.2) Provision for credit losses — — — — — — — — — Income before income taxes 25 30 40 28 27 (5) (14.9) (2) (5.2) Income tax expense 6 8 9 8 8 (2) (14.6) (2) (13.1) Net income $ 19 $ 22 $ 31 $ 20 $ 19 $ (3) (15.0) % $ — — % Period end Balances (2) Operating lease equipment, net $ 8,716 $ 8,640 $ 8,573 $ 8,419 $ 8,178 $ 76 3.5% $ 538 6.6 % Other Key Metrics Railcars and locomotives (3) 127,300 126,600 126,000 125,600 123,200 700 0.6% 4,100 3.3 % Utilization 96.9% 97.0% 97.6% 98.1% 98.8 % nm (0.1) nm (1.9) Renewal rate to previous rate 132 126 128 130 122 nm 6.0 nm 10.0 Rail Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter operating lease equipment growth percentage is annualized using end of period balances. (3) Railcars and locomotives number is rounded. Highlights • The fleet is effectively fully utilized, with a utilization rate of 96.9%. • Favorable renewal repricing trends continued, up 28% over the expiring rate for the quarter, with gains in both freight cars (+36%) and tank cars (+21%). • Adjusted rental income on operating lease equipment increased from the linked quarter reflecting fleet growth, continued positive repricing trends and lower maintenance expense. Data has not yet been validated. To be finalized in subsequent draft. Format in process of being updated to better align with new SEC segment disclosures. Data has not yet been validated but is directional. To be finalized in subsequent draft.

45 Highlights • Net interest income decreased compared to the linked quarter driven primarily by lower interest income from overnight investments and higher interest expense from growth in Direct Bank deposits, partially offset by increased interest income from higher investment securities. • Noninterest expense increased driven primarily by similar items as noted on slide 16. • Direct Bank deposits reflect continued growth in the channel even with declining rates paid. Corporate ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter investment securities and Direct Bank deposit growth percentages are annualized using end of period balances. Increase (decrease) 2Q25 vs 1Q25 2Q25 vs 2Q24 Earnings Summary 2Q25 1Q25 4Q24 3Q24 2Q24 $ % $ % Net interest income $ 135 $ 141 $ 131 $ 219 $ 272 $ (6) (4.6) % $ (137) (50.5) % Total noninterest income 11 (2) 17 21 15 13 (753.7) (4) (28.7) Total revenue 146 139 148 240 287 7 3.9 (141) (49.4) Total noninterest expense 128 140 179 123 139 (12) (8.8) (11) (8.7) Pre-provision net revenue (1) 18 (1) (31) 117 148 19 (5032.4) (130) (88.1) Provision for credit losses — — — — — — — — — Income (loss) before income taxes 18 (1) (31) 117 148 19 (6457.4) (130) (88.1) Income tax (benefit) expense (6) — (145) 11 43 (6) — (49) — Net income (loss) $ 24 $ (1) $ 114 $ 106 $ 105 $ 25 (4801.9) % $ (81) (77.2) % Period end Balance Sheet (2) Investment securities $ 43,346 $ 44,319 $ 44,090 $ 38,663 $ 37,666 $ (973) (8.8) % $ 5,680 15.3 % Direct Bank Deposits 45,111 44,170 41,093 39,504 39,669 941 8.5 5,442 13.7 Please do not review - data is not available. To be provided in subsequent draft. Data has not yet been validated. To be finalized in subsequent draft. Data has not yet been validated but is directional. To be finalized in subsequent draft.

46 June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Loans and leases (including off-balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,561) $ (1,644) $ (1,746) $ (1,857) $ (2,005) Other 3 — 12 4 3 Accretion 75 83 90 107 145 Ending balance $ (1,483) $ (1,561) $ (1,644) $ (1,746) $ (1,857) Core deposits and other intangibles Beginning balance $ 234 $ 249 $ 264 $ 280 $ 295 Amortization (13) (15) (15) (16) (15) Ending balance $ 221 $ 234 $ 249 $ 264 $ 280 Deposits (2) Beginning balance - unamortized fair value mark $ — $ (1) $ (2) $ (4) $ (7) Amortization — 1 1 2 3 Ending balance $ — $ — $ (1) $ (2) $ (4) Borrowings (2) Beginning balance - unamortized fair value mark $ 116 $ 126 $ 135 $ 143 $ 151 Amortization (9) (10) (9) (8) (8) Ending balance $ 107 $ 116 $ 126 $ 135 $ 143 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability. Data has not yet been validated but is directional. To be finalized in subsequent draft.

Non-GAAP Reconciliations Section V

48 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (155) $ (156) $ (158) Realized gain on sale of investment securities available for sale, net — — — Fair value adjustment on marketable equity securities, net (2) 5 2 Gain on sale of leasing equipment, net (8) (5) (4) Gain on acquisition — — — Gain on extinguishment of debt — — — Other noninterest income(3) — — — Impact on adjusted noninterest income $ (165) $ (156) $ (160) Depreciation on operating lease equipment (2) $ (100) $ (98) $ (98) Maintenance and other operating lease expenses (2) (55) (58) (60) Salaries and benefits — — — Acquisition-related expenses (38) (42) (44) Intangible asset amortization (13) (15) (15) Other noninterest expense (4) (15) (3) 2 Impact on adjusted noninterest expense $ (221) $ (216) $ (218) CECL Day 2 provision and reserve for unfunded commitments — (716) — Provision for credit losses- investment securities available for sale — (4) — Provision for credit losses - total adjustments $ — $ — $ — Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 24 15 10 Impact on adjusted net income $ 32 $ 45 $ 48 Impact on adjusted diluted EPS $ 2.42 $ 3.32 3.33 Notable Items (1) ($ in millions, except per share data) 2Q25 1Q25 4Q24 3Q24 2Q24 Rental income on operating lease equipment (2) (7) $ (155) $ (156) $ (152) $ (158) $ (158) Realized gain on sale of investment securities, net — — (2) (4) — Fair value adjustment on marketable equity securities, net (2) 5 (10) (9) 2 Gain on sale of leasing equipment, net (8) (5) (11) (5) (4) Loss on extinguishment of debt — — — — — Other noninterest income (3) — — (8) — — Impact of notable items on adjusted noninterest income $ (165) $ (156) $ (183) $ (176) $ (160) Depreciation on operating lease equipment (2) (7) $ (100) $ (98) $ (101) $ (99) $ (98) Maintenance and other operating lease expenses (2) (55) (58) (55) (59) (60) Professional fees (4) — — — — (1) FDIC insurance special assessment — — — — (2) Acquisition-related expenses (38) (42) (62) (46) (44) Intangible asset amortization (13) (15) (16) (15) (15) Other noninterest expense (5) (15) (3) (15) (8) 2 Impact of notable items on adjusted noninterest expense $ (221) $ (216) $ (249) $ (227) $ (218) Impact of notable items on adjusted pre-tax income $ 56 $ 60 $ 66 $ 51 $ 58 Income tax impact (6) 24 15 123 15 10 Impact of notable items on adjusted net income $ 32 $ 45 $ (57) $ 36 $ 48 Impact of notable items on adjusted diluted EPS $ 2.42 $ 3.32 $ (4.11) $ 2.45 $ 3.33 (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non- GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares’ performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (3) Other noninterest income includes a gain on sale of portfolio residential mortgages in 4Q24. (4) Professional fees include expenses related to integration activities in 2Q24. (5) Other noninterest expense includes an accrual resulting from a vendor dispute and an increase in litigation reserve in 2Q25, impairment of capitalized software and related projects in 1Q25 and 4Q24, a technology fee in 3Q24, and litigation reserve release in 2Q24. (6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate. 4Q24 includes the impact of a change in our estimated state income tax rates after filing our first income tax returns that included the SVBB Acquisition. (7) Depreciation on operating lease equipment includes impairment of $4 million in 4Q24. The $4 million impairment is a notable item and is excluded from adjusted rental income on operating lease equipment (non-GAAP). Non-GAAP materials are under review and will be provided in subsequent draft

49

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			2Q25	1Q25	4Q24	3Q24	2Q24
Net income and EPS							
Net income (GAAP)	a	$	575	483	700	639	707
Preferred stock dividends			14	15	15	15	16
Net income available to common stockholders (GAAP)	b		561	468	685	624	691
Total notable items, after income tax	c		32	45	(57)	36	48
Adjusted net income (non-GAAP)	d = (a+c)		607	528	643	675	755
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	593	513	628	660	739
Weighted average common shares outstanding							
Basic	f		13,237,226	13,575,231	13,927,887	14,375,974	14,534,499
Diluted	g		13,237,226	13,575,231	13,927,887	14,375,974	14,534,499
EPS (GAAP)							
Basic	b/f	$	42.36	34.47	49.21	43.42	47.54
Diluted	b/g		42.36	34.47	49.21	43.42	47.54
Adjusted EPS (non-GAAP)							
Basic	e/f	$	44.78	37.79	45.10	45.87	50.87
Diluted	e/g		44.78	37.79	45.10	45.87	50.87
Noninterest income and expense							
Noninterest income (GAAP)	h	$	678	635	699	650	639
Impact of notable items, before income tax			(165)	(156)	(183)	(176)	(160)
Adjusted noninterest income (non-GAAP)	i	$	513	479	516	474	479
Noninterest expense (GAAP)	j	$	1,500	1,493	1,517	1,456	1,386
Impact of notable items, before income tax			(221)	(216)	(249)	(227)	(218)
Adjusted noninterest expense (non-GAAP)	k	$	1,279	1,277	1,268	1,229	1,168

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

50 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q25 1Q25 2Q24 PPNR Net income (GAAP) a $ 575 483 707 Plus: provision for credit losses 115 154 95 Plus: income tax expense 183 168 272 PPNR (non-GAAP) l $ 873 805 1,074 Impact of notable items 56 60 58 Adjusted PPNR (non-GAAP) m $ 929 865 1,132 ROA Net income (GAAP) a $ 575 483 707 Annualized net income n = a annualized 2,307 1,956 2,842 Adjusted net income (non-GAAP) d 607 528 755 Annualized adjusted net income p = d annualized 2,435 2,139 3,036 Average assets o 227,552 225,449 218,891 ROA n/o 1.01% 0.87% 1.30 % Adjusted ROA (non-GAAP) p/o 1.07 0.95 1.39 PPNR ROA PPNR (non-GAAP) l $ 873 805 1,074 Annualized PPNR q = l annualized 3,501 3,264 4,316 Adjusted PPNR (non-GAAP) m 929 865 1,132 Annualized adjusted PPNR r = m annualized 3,728 3,507 4,552 PPNR ROA (non-GAAP) q/o 1.54% 1.45% 1.97 % Adjusted PPNR ROA (non-GAAP) r/o 1.64 1.56 2.08 Note: Certain items above do not precisely recalculate as presented due to rounding.

51

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			2Q25	1Q25	2Q24
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	2,249	1,898	2,779
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,377	2,081	2,974
Average stockholders' equity (GAAP)		$	22,488	22,457	22,052
Less: average preferred stock			881	881	881
Average common stockholders' equity	u	$	21,607	21,576	21,171
Less: average goodwill			346	346	346
Less: average other intangible assets			229	244	288
Average tangible common equity (non-GAAP)	v	$	21,032	20,986	20,537
ROE	s/u		10.41 %	8.79 %	13.13 %
Adjusted ROE (non-GAAP)	t/u		11.00	9.64	14.05
ROTCE (non-GAAP)	s/v		10.69	9.04	13.53
Adjusted ROTCE (non-GAAP)	t/v		11.30	9.91	14.48
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	22,296	22,295	22,487
Less: preferred stock			881	881	881
Common equity	x	$	21,415	21,414	21,606
Less: goodwill			346	346	346
Less: other intangible assets			221	234	280
Tangible common equity (non-GAAP)	y	$	20,848	20,834	20,980
Total assets (GAAP)	z	$	229,653	228,822	219,827
Tangible assets (non-GAAP)	aa		229,086	228,242	219,201
Total equity to total assets (GAAP)	w/z		9.71 %	9.74 %	10.23 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		9.10	9.13	9.57

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

52

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			2Q25	1Q25	4Q24	3Q24	2Q24
Book value and tangible book value per common share							
Common shares outstanding at period end	bb		13,075,979	13,414,938	13,717,621	14,179,208	14,529,735
Book value per share	x/bb	$	1,637.72	1,596.30	1,556.16	1,547.81	1,487.00
Tangible book value per common share (non-GAAP)	y/bb		1,594.38	1,553.06	1,512.77	1,504.75	1,443.92
Efficiency ratio							
Net interest income	cc	$	1,695	1,663	1,709	1,796	1,821
Efficiency ratio (GAAP)	j / (h + cc)		63.22 %	64.97 %	63.01 %	59.49 %	56.36 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		57.92	59.62	56.98	54.15	50.77
Rental income on operating lease equipment							
Rental income on operating lease equipment (GAAP)		$	272	270	272	262	259
Less: depreciation on operating lease equipment			100	98	101	99	98
Less: maintenance and other operating lease expenses			55	58	55	59	60
Plus: accelerated depreciation on impaired operating lease equipment			—	—	4	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	117	114	120	104	101
Rental income on operating lease equipment: Commercial Bank Segment							
Rental income on operating lease equipment (GAAP)		$	54	56	55	57	58
Less: depreciation on operating lease equipment			44	44	44	47	48
Less: maintenance and other operating lease expenses			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	10	12	11	10	10
Rental income on operating lease equipment: Rail Segment							
Rental income on operating lease equipment (GAAP)		$	218	214	217	205	201
Less: depreciation on operating lease equipment			56	54	57	52	50
Less: maintenance and other operating lease expenses			55	58	55	59	60
Adjusted rental income on operating lease equipment (non-GAAP)		$	107	102	105	94	91

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

53 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 2Q25 1Q25 4Q24 3Q24 2Q24 Noninterest Income and Noninterest Expense: Commercial Bank Segment Noninterest income (GAAP) $ 152 125 156 136 135 Less: depreciation on operating lease equipment 44 44 44 47 48 Noninterest income, net (non-GAAP) $ 108 81 112 89 87 Noninterest expense (GAAP) $ 267 275 263 265 246 Less: depreciation on operating lease equipment 44 44 44 47 48 Noninterest expense, net (non-GAAP) $ 223 231 219 218 198 Noninterest Income and Noninterest Expense: Rail Segment Noninterest income (GAAP) $ 221 216 223 207 203 Less: depreciation on operating lease equipment 56 54 57 52 50 Less: maintenance and other operating lease expenses 55 58 55 59 60 Noninterest income, net (non-GAAP) $ 110 104 111 96 93 Noninterest expense (GAAP) $ 143 134 133 131 131 Less: depreciation on operating lease equipment 56 54 57 52 50 Less: maintenance and other operating lease expenses 55 58 55 59 60 Noninterest expense, net (non-GAAP) $ 32 22 21 20 21 Note: Certain items above do not precisely recalculate as presented due to rounding.

54 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q25 1Q25 4Q24 3Q24 2Q24 PPNR: General Bank Segment Segment net income (GAAP) $ 294 253 286 202 252 Plus: provision for credit losses 13 46 22 55 37 Plus: income tax expense 101 88 92 99 92 PPNR (non-GAAP) $ 408 387 400 356 381 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 102 43 88 124 117 Plus: provision for credit losses 47 85 90 11 39 Plus: income tax expense 35 15 22 41 44 PPNR (non-GAAP) $ 184 143 200 176 200 PPNR: SVB Commercial Segment Segment net income (GAAP) $ 136 166 181 187 214 Plus: provision for credit losses 55 23 43 51 19 Plus: income tax expense 47 57 58 75 85 PPNR (non-GAAP) $ 238 246 282 313 318 PPNR: Rail Segment Segment net income (GAAP) $ 19 22 31 20 19 Plus: income tax expense 6 8 9 8 8 PPNR (non-GAAP) $ 25 30 40 28 27 PPNR: Corporate Net income (GAAP) $ 24 (1) 114 106 105 Plus: income tax expense (benefit) (6) — (145) 11 43 PPNR (non-GAAP) $ 18 (1) (31) 117 148

55

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			2Q25	1Q25	4Q24	3Q24	2Q24
Total Risk Based Capital Ratio							
Total risk based capital ratio (GAAP)			14.25 %	15.23 %	15.04 %	15.36 %	15.45 %
Less: impact of FDIC Shared-Loss Agreement			—	0.74	0.77	0.85	0.98
Adjusted total risk based capital ratio (non-GAAP)			14.25 %	14.49 %	14.27 %	14.51 %	14.47 %
CET1 Capital Ratio							
CET1 capital ratio (GAAP)			12.12 %	12.81 %	12.99 %	13.24 %	13.33 %
Less: impact of FDIC Shared-Loss Agreement			—	0.62	0.66	0.73	0.85
Adjusted CET1 capital ratio (non-GAAP)			12.12 %	12.19 %	12.33 %	12.51 %	12.48 %
Tier 1 Capital Ratio							
Tier 1 capital ratio (GAAP)			12.63 %	13.35 %	13.53 %	13.78 %	13.87 %
Less: impact of FDIC Shared-Loss Agreement			—	0.65	0.69	0.76	0.88
Adjusted Tier 1 capital ratio (non-GAAP)			12.63 %	12.70 %	12.84 %	13.02 %	12.99 %
Net interest income & Net interest margin							
Net interest income (GAAP)	cc	$	1,695	1,663	1,709	1,796	1,821
Loan PAA	dd		75	84	90	107	145
Other PAA	ee		(9)	(9)	(8)	(6)	(5)
PAA	ff = (dd + ee)	$	66	75	82	101	140
Net interest income, excluding PAA (non-GAAP)	gg = (cc - ff)	$	1,629	1,588	1,627	1,695	1,681
Annualized net interest income	hh = cc annualized	$	6,800	6,744	6,798	7,147	7,322
Annualized net interest income, excluding PAA	ii = gg annualized		6,533	6,439	6,472	6,746	6,760
Average interest-earning assets	jj		208,175	206,028	204,779	202,199	200,705
NIM (GAAP)	hh/jj		3.26 %	3.26 %	3.32 %	3.53 %	3.64 %
NIM, excluding PAA (non-GAAP)	ii/jj		3.14	3.12	3.16	3.33	3.36
Interest income on loans (GAAP)		$	2,270	2,236	2,322	2,430	2,422
Less: loan PAA			75	84	90	107	145
Interest income on loans, excluding loan PAA (non-GAAP)		$	2,195	2,152	2,232	2,323	2,277

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

56 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 2Q25 1Q25 4Q24 3Q24 2Q24 Income tax expense Income tax expense (GAAP) $ 183 168 36 234 272 Impact of notable items (1) 24 15 123 15 10 Adjusted income tax expense (non-GAAP) $ 207 183 159 249 282 Note: Certain items above do not precisely recalculate as presented due to rounding. (1) 4Q24 includes the impact of a change in our estimated state income tax rates after filing our first income tax returns that included the SVBB Acquisition.